Exhibit 23.1

Tel: 215-564-1900 Fax: 215-564-3940 www.bdo.com	Ten Penn Center 1801 Market Street, Suite 1700 Philadelphia, PA 19103

Consent of Independent Registered Public Accounting Firm

Republic First Bancorp, Inc.
Philadelphia, Pennsylvania
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-196024) and Form S-8 (No. 333-57578 and No. 333-200868) of Republic First Bancorp, Inc. and subsidiaries of our reports dated March 13, 2018, relating to the consolidated financial statements and the effectiveness of Republic First Bancorp, Inc.'s internal control over financial reporting, which appear in this Form 10-K.

Philadelphia, Pennsylvania
March 13, 2018